Exhibit 99.1

Miromatrix Reports Second Quarter 2023 Results and Provides Corporate Update

EDEN PRAIRIE, MN, August 14, 2023 - Miromatrix Medical Inc. (NASDAQ: MIRO), a life sciences company pioneering a novel technology for bioengineering fully transplantable organs to help save and improve patients' lives, today reported second quarter 2023 financial results and provided a corporate update.

"Miromatrix remains on pace to submit a response to the FDA’s clinical hold letter relating to our miroliverELAPtm IND application in the second half of 2023," said Jeff Ross, Ph.D., Miromatrix CEO. "We continue to progress towards our goal of gaining authorization from the FDA to initiate a Phase 1 clinical trial to treat patients suffering from acute liver failure and becoming the first company to treat patients with bioengineered organs."

Business Highlights and Corporate Update

●	Confirmed plans to submit a response to the Food and Drug Administration ("FDA") clinical hold letter pertaining to miroliverELAP in the second half of 2023
●	Nearing completion of in-life portion of animal safety study and biocompatibility study to address issues identified in the miroliverELAP clinical hold letter
●	Presented three posters at 2023 American Transplant Congress ("ATC") and was awarded Best in Congress for a mirokidneytm poster
●	Participated in National Kidney Foundation's ("NKF") Innovation Day congressional event
●	Participated in Association of Organ Procurement Organizations ("AOPO") annual meeting panel titled Saving Lives Through Telepathology and Bioengineering
●	Represented cell & gene therapy sector to Capitol Hill policy makers at Alliance for Regenerative Medicine("ARM") Congressional Fly-In
●	Published manuscript titled "Sustained in vivo perfusion of a re-endothelialized tissue engineered kidney graft in a human-scale animal model," in Frontiers in Bioengineering and Biotechnology
●	Ended the second quarter of 2023 with $20.4 million of unrestricted cash and investments that we believe will enable us to fund our operations through the second quarter of 2024

Second Quarter 2023 Financial Results

Unrestricted cash and investments totaled $20.4 million as of June 30, 2023, compared to $25.6 million as of March 31, 2023.  Additionally, received cash payments for $457,143 of the $527,143 employee retention credit receivable subsequent to the second quarter and remaining amount has been confirmed for upcoming receipt by the Internal Revenue Service.

Operating loss was $6.7 million and $14.8 million for the three- and six-month periods ended June 30, 2023, respectively, as compared to $8.2 million and $15.4 million for the three- and six- month periods ended June 30, 2022, respectively. The decrease in operating loss for comparable periods was primarily attributable to reduced research and development lab supply costs.

Net loss was $6.5 million and $14.0 million for the three- and six-month periods ended June 30, 2023, respectively, as compared to $8.2 million and $15.4 million for the three- and six- month periods ended June 30, 2022, respectively. The decrease in net loss for comparable periods was primarily attributable to reduced research and development lab supply costs, in addition to a one-time employee retention credit totalling $0.5 million that was recorded as other income in the first quarter of 2023.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Monday, August 14, 2023, at 4:30 PM ET.

To participate in the call, please dial 866-652-5200 (domestic) or 412-317-6060 (international) and provide conference ID 10181369. The live webcast will be available on the Events & Presentations page of the Investors section of Miromatrix's website.

About Miromatrix

Miromatrix Medical Inc. is a life sciences company pioneering a novel technology for bioengineering fully transplantable human organs to help save and improve patients' lives. The Company has developed a proprietary perfusion technology platform for bioengineering organs that it believes will efficiently scale to address the shortage of available human organs. The Company's initial development focus is on human livers and kidneys. For more information, visit miromatrix.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward looking statements, including statements regarding the potential timing of the filing of the IND application for our MiroliverELAP product and the initiation of the related clinical trial. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "outlook," "guidance," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential," "continue," "remain,” or "on pace" or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions and are based largely on our current business plans, expectations, and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our history of significant losses, which we expect to continue; our limited history operating as a commercial company; our expectations with respect to the regulatory pathway of our product candidates, our ability to obtain regulatory approvals for such product candidates, and the anticipated effect of delays in obtaining any such regulatory approvals; our expectations with respect to preclinical and clinical trial plans for our product candidates, the results of such activities and the safety and efficacy of our product candidates; our ability to commercialize our product candidates; our ability to compete successfully with larger competitors in our highly competitive industry; our ability to achieve and maintain adequate levels of coverage or reimbursement for any future products we may seek to commercialize; our expectations regarding our manufacturing capabilities; a pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide, including the outbreak of the novel strain of coronavirus, COVID-19; product liability claims; our ability to establish and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our ability to attract and retain senior management and key scientific personnel; and other important factors that could cause actual results, performance or achievements to differ materially from those expected or projected. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's Form 10-K filed with the U.S. Securities and Exchange Commission and any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact

Greg Chodaczek

347-620-7010

ir@miromatrix.com

Media Contact:

Christina Campbell

612-924-3793

press@miromatrix.com

MIROMATRIX MEDICAL INC.

Condensed Balance Sheets

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,571,777	$5,208,005
Restricted cash	800,100	800,100
Short-term investments	15,828,281	19,989,489
Employee retention credit receivable	527,143	—
Receivable from Reprise Biomedical, Inc.	8,517	930,355
Interest receivable	30,707	107,861
Prepaid expenses and other current assets	114,943	274,952
Total current assets	21,881,468	27,310,762
Deferred offering costs	—	232,899
Right of use asset	1,570,837	1,673,575
Property and equipment, net	4,998,862	5,545,694
Total assets	$28,451,167	$34,762,930

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of deferred royalties	$739,738	$979,167
Accounts payable	803,571	1,584,929
Current portion of financing lease obligations	22,506	44,157
Current portion of lease liability	405,566	389,649
Accrued expenses	1,916,104	1,948,376
Total current liabilities	3,887,485	4,946,278
Deferred royalties, net	—	491,733
Long-term debt	385,997	385,997
Financing lease obligations, net	3,964	11,689
Lease liability, net	2,512,062	2,720,781
Accrued interest	113,409	99,048
Total liabilities	6,902,917	8,655,526
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.00001; 190,000,000 shares authorized; 27,310,553 issued and outstanding as of June 30, 2023 and 20,944,109 issued and outstanding as of December 31, 2022	273	209
Additional paid-in capital	139,570,460	130,119,106
Accumulated deficit	(118,022,483)	(104,011,911)
Total shareholders’ equity	21,548,250	26,107,404
Total liabilities and shareholders’ equity	$28,451,167	$34,762,930

MIROMATRIX MEDICAL INC.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Licensing revenue	$8,517	$3,952	$16,498	$10,720
Cost of goods sold	125,000	125,000	250,000	250,000
Gross loss	(116,483)	(121,048)	(233,502)	(239,280)
Operating expenses:
Research and development	3,621,224	4,988,233	8,013,342	8,994,899
Regulatory and clinical	397,448	419,394	803,763	774,632
Quality	515,575	517,333	1,098,917	958,268
General and administration	2,037,682	2,188,460	4,637,917	4,461,017
Total operating expenses	6,571,929	8,113,420	14,553,939	15,188,816
Operating loss	(6,688,412)	(8,234,468)	(14,787,441)	(15,428,096)
Other income (expense)
Interest income	166,162	61,078	268,139	61,848
Interest expense	(8,170)	(8,799)	(18,413)	(19,690)
Employee retention credit	—	—	527,143	—
Total other income	157,992	52,279	776,869	42,158
Net loss	$(6,530,420)	$(8,182,189)	$(14,010,572)	$(15,385,938)
Net loss per share, basic and diluted	$(0.24)	$(0.40)	$(0.56)	$(0.75)
Weighted average shares used in computing net loss per share, basic and diluted	27,250,573	20,615,218	24,897,796	20,547,070